Page 9 of 10 Pages

                                   EXHIBIT 1

                      DIRECTORS AND EXECUTIVE OFFICERS
                                   OF
                        AMERICAN GENERAL CORPORATION

      The following information is provided with regard to the directors and executive officers of American General Corporation, a holding company. The business address for each of the directors and executive officers of American General is 2929 Allen Parkway, Houston, Texas 77019, unless otherwise indicated.

                                                Present Principal
   Name and Business Address                  Occupation or Employment

                                 DIRECTORS


J. Evans Attwell                    Partner, Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.              (attorneys).
2500 First City Tower
1001 Fannin
Houston, Texas 77002-6760

Brady F. Carruth                    President & Chief Executive Officer,
Gulf Coast Capital Corporation      Gulf Coast Capital Corporation.
8633 Antelope Drive
Houston, Texas 77063

W. Lipscomb Davis, Jr.              Partner, Hillsboro Enterprises
Hillsboro Enterprises               (investments).
201 4th Ave. North, Suite 1390
Nashville, Tennessee 37219

Robert M. Devlin                    Vice Chairman, American General Corporation.

Harold S. Hook                      Chairman and Chief Executive Officer,
                                    American General Corporation.

Larry D. Horner                     Chairman, Pacific USA Holdings Corp.
Pacific USA Holdings Corp.          (real estate and thrift operations).
100 Park Avenue, 28th Floor
New York, New York 10017

Richard J.V. Johnson                Chairman and Publisher, The Houston
The Houston Chronicle               Chronicle (newspaper publishing).
801 Texas Avenue
Houston, Texas 77002





                                                     Page 10 of 10 Pages


                                                Present Principal
   Name and Business Address                  Occupation or Employment

                                DIRECTORS (continued)

Robert E. Smittcamp                 President and Chief Executive Officer,
Lyons-Magnus Co., Inc.              Lyons-Magnus Co., Inc. (food processor)
1636 South Second Street
Fresno, California 93702

Anne M. Tatlock                     President, Fiduciary Trust Company
Fiduciary Trust Company             International. (banking)
   International
2 World Trade Center
New York, New York 10048-0772

James R. Tuerff                     President, American General Corporation.


                                EXECUTIVE OFFICERS
         (In addition to those Executive Officers who are also Directors)

Michael G. Atnip                    Senior Vice President - Operations Support,
                                    American General Corporation.

Jon P. Newton                       Senior Vice President and General Counsel,
                                    American General Corporation.

Nicholas R. Rasmussen               Senior  Vice President - Corporate
                                    Development, American General Corporation.

Peter V. Tuters                     Senior Vice President and Chief
                                    Investment Officer, American General
                                    Corporation.

Austin P. Young                     Senior Vice President and Chief Financial
                                    Officer, American General Corporation.

James L. Gleaves                    Vice President and Treasurer,
                                    American General Corporation.

Pamela J. Penny                     Vice President and Controller,
                                    American General Corporation.

John A. Adkins                      Associate General Counsel and Corporate
                                    Secretary, American General Corporation.